Exhibit 99.1

Chaparral Steel Company to be Acquired by Gerdau Ameristeel Corporation for $86.00 Per Share

MIDLOTHIAN, Texas, July 10 /PRNewswire-FirstCall/ -- Chaparral Steel Company (Nasdaq: CHAP) announced today that it has entered into a definitive agreement to be acquired by Gerdau Ameristeel Corporation for $86.00 per share in cash. The merger agreement was unanimously approved by the Boards of Directors of both companies.

(Logo: http://www.newscom.com/cgi-bin/prnh/20050713/CHAPLOGO)

"After an extensive review of all options for the company, Chaparral's Board of Directors has determined that this transaction creates substantial value for our stockholders," stated Tommy A. Valenta, Chaparral's President and Chief Executive Officer. "Over the past few years, our people have worked hard to enhance our operations, improve our competitive position, and transform Chaparral into one of the most profitable steel companies in the world."

Mr. Valenta added, "In addition to delivering significant value to our stockholders Chaparral will be joining one of the largest and most respected steel companies in the world. Gerdau Ameristeel shares similar values with our company, including a focus on profitability, developing a loyal customer base, providing a safe workplace, and a commitment to quality products. As part of this new and larger company, we will have a more diversified product offering that will enhance our ability to better serve both existing and new customers."

Closing of the transaction is subject to the approval of Chaparral's stockholders and other customary closing conditions, including regulatory approvals. The merger is expected to close later this calendar year.

Goldman, Sachs & Co. acted as the Company's exclusive financial advisor and Wachtell, Lipton, Rosen & Katz acted as legal advisor.

Certain statements contained in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, risks associated with uncertainty as to whether the transaction will be completed, costs associated with the transaction, the failure of either party to meet the closing conditions set forth in the merger agreement, including stockholder approval, regulatory conditions, the impact of competitive pressures and changing economic and financial conditions on the Company's business, construction activity in the Company's markets, changes in the costs of raw materials, fuel and energy, the impact of environmental laws, unexpected equipment failures, the effect of foreign currency valuations and regulatory and statutory changes, and risks which are more fully described in the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 2006 filed with the Securities and Exchange Commission.

Chaparral Steel Company, headquartered in Midlothian, Texas, is the second largest producer of structural steel beams in North America. The Company is also a supplier of steel bar products. In addition, Chaparral is a leading North American recycling company. Additional information may be found at http://www.chapusa.com.

For further information contact Cary D. Baetz at 972-779-1032.

Additional Information and Where to Find It

In connection with the proposed transaction, Chaparral will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Chaparral at the Securities and Exchange Commission's Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free by directing such request to Chaparral Investor Relations, telephone: (972) 779-1032 or on Chaparral's Web site at http://www.chapusa.com.

Participants in the Solicitation

Chaparral and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Information regarding the interests of such directors and executive officers is included in the proxy statement for Chaparral's 2006 annual meeting of stockholders, as filed with the Securities and Exchange Commission on a Schedule 14A on July 24, 2006, and information concerning all of Chaparral's participants in the solicitation will be included in the proxy statement relating to the proposed merger when it becomes available. Each of these documents is, or will be, available free of charge at the Securities and Exchange Commission's Web site at http://www.sec.gov and from Chaparral Investor Relations, telephone: (972) 779-1032 or on Chaparral's Web site at http://www.chapusa.com.

SOURCE Chaparral Steel Company

CONTACT: Cary D. Baetz of Chaparral Steel Company, +1-972-779-1032